Exhibit 10.3
GRANT OF RESTRICTED STOCK UNITS
PURSUANT TO THE
R1 RCM INC.
THIRD AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
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Participant: ###PARTICIPANT_NAME###
Grant Date: ###GRANT_DATE###
Number of Restricted Stock Units Granted: ###TOTAL_AWARDS###
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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between R1 RCM Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the R1 RCM Inc. Third Amended and Restated 2010 Stock Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Board; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto hereby mutually covenant and agree as follows:
1.Grant of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan, as of the Grant Date specified above, an Award consisting of the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of common stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.
2.Vesting.
(a)Vesting. Subject to the provisions of Sections 2(b), 2(c) and 2(d) below, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not ceased to perform services to the Company for any reason or no reason, with or without cause, prior to each such Vesting Date:
###VEST_SCHEDULE_TABLE###

Except as provided in Section 2(d) below, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, subject to the Participant’s continued performance of services to the Company through each applicable Vesting Date.

(b)Board Discretion to Accelerate Vesting. In addition to the foregoing, the Board may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.
(c)Forfeiture. Except as provided in Section 2(d) below, in the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any RSUs that are so forfeited. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.
(d)Good Leaver Treatment. If the Participant incurs a Good Leaver Termination (as defined below) prior to the final Vesting Date, provided that the Participant has continuously provided services to the Company between the Grant Date and the effective date of the Good Leaver Termination, then the vesting condition shall be deemed satisfied with respect to 100% of the RSUs. For purposes of this Section 2(d), the following terms shall have the meanings set forth opposite such terms below:
i.“Cause,” with respect to the Participant, shall be defined as that term is defined in the Participant’s offer letter, employment agreement, change in control agreement, or other similar agreement; or if there is no such definition, “Cause” means any of: (A) the Participant’s conviction for, or plea of guilty or nolo contendere to, a felony; (B) the Participant engaging in conduct that constitutes gross neglect or willful misconduct and that, in either case, results in material economic or reputational harm to the Company; (C) the Participant’s willful breach of any provision of this Agreement or any applicable non-disclosure, non-competition, non- solicitation or other similar restrictive covenant obligation owed to the Company; (D) the Participant’s repeated refusal, or failure to undertake good faith efforts, to perform his or her material employment duties and responsibilities for the Company; or (E) the Participant engaging in willful misconduct resulting in or intended to result in direct personal gain to him or her at the Company’s expense.
ii.“Disability,” with respect to the Participant, means the Participant has been unable, with or without reasonable accommodation and due to physical or mental incapacity, to substantially and satisfactorily perform his or her duties and responsibilities hereunder for a period of one hundred eighty days out of any consecutive three hundred sixty-five days, as determined by the Human Capital Committee in its reasonable discretion.

iii.“Good Leaver Termination,” with respect to the Participant, means any termination of the Participant’s services to the Company that is: (A) due to the Participant’s death, (B) due to the Participant’s Disability, or (C) due to a termination of services by the Company (x) because the Company determines in its sole discretion to eliminate or otherwise restructure the Participant’s position, unless the Participant is offered another position within the Company, or (y) due to the sale of a facility, division, or subsidiary, unless the Participant is offered another position by the purchaser, but only if, in the case of each of the foregoing clauses (A) through (C), circumstances constituting Cause do not exist at the time of termination.
3.Delivery of Shares.
(a)General. Subject to the provisions of Section 3(b) hereof, within thirty (30) days following each Vesting Date, the Participant shall receive the number of shares of common stock that correspond to the number of RSUs that have become vested on the applicable Vesting Date, less any shares withheld by the Company pursuant to Section 8 hereof.
(b)Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 3(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.
4.Restrictions on Transfer. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, except that the Participant may transfer such unvested RSUs: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Human Capital Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the vesting and forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (i) to transfer on its books any of the RSUs which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of the RSUs or to pay dividends to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.
5.Restrictive Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of common stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of common stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 5.

6.Rights as Stockholder. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of common stock covered by any RSU unless and until the Participant has become the holder of record of such shares. Cash dividends on the number of shares of common stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of common stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of common stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of common stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall be paid in shares of common stock at the same time that the shares of common stock underlying the RSUs are delivered to the Participant in accordance with the provisions hereof.
7.Provisions of the Plan. This Agreement is subject to the provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the RSUs awarded hereunder), a copy of which is furnished to the Participant with this Agreement. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
8.Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. On each date on which the RSUs vest, the Company shall deliver written notice to the Participant of the amount of withholding taxes due with respect to the vesting of the RSUs that vest on such date. The Participant shall satisfy such tax withholding obligations by transferring to the Company, on each date on which RSUs vest under this Agreement, such number of shares that are issuable on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the New York Stock Exchange or the NASDAQ, as applicable (or, if the Company’s common stock is not then traded on the New York Stock Exchange or the NASDAQ, then on any other United States stock exchange upon which the Company’s common stock is then listed, or otherwise as reported through the facilities of the OTC Markets Group, Inc.) on the trading date immediately prior to such Vesting Date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such RSUs (such withholding method, a “Surrender”), unless, prior to any Vesting Date, the Human Capital Committee determines that a Surrender shall not be available to the Participant, in which case, the Participant shall be required to satisfy the Participant’s tax obligations hereunder in a manner permitted by the Plan upon the Vesting Date.
9.Restrictive Covenants.
(a)General. This award represents a substantial economic benefit to the Participant. The Participant, by virtue of such Participant’s role with the Company, has access to, and is involved in the formulation of, certain confidential and secret information of the Company regarding its operations and each Participant could materially harm the business of the Company by competing with the Company or soliciting employees or customers of the Company

(b)Non-Solicitation. During the time in which Participant performs services for the Company and for a period of eighteen (18) months after the Participant ceases to perform services for the Company, regardless of the reason, Participant shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation:
(i)Hire, recruit, solicit or otherwise attempt to employ or retain or enter into any business relationship with, any person who is or was an employee of the Company within the twelve (12) month period immediately preceding the cessation of Participant’s service with the Company; or
(ii)Solicit the sale of any products or services that are similar to or competitive with products or services offered by, manufactured by, designed by, or distributed by Company, to any person, company or entity which was or is a customer or potential customer of Company for such products or services.
(c)Non-Disclosure.
(i)Participant will not, without the Company’s prior written permission, directly or indirectly, utilize for any purpose other than for a legitimate business purpose solely on behalf of the Company, or directly or indirectly, disclose to anyone outside of the Company, either during or after Participant’s relationship with the Company ends, the Company’s Confidential Information, as long as such matters remain Confidential Information.
(ii)This Agreement shall not prohibit Participant from (A) revealing evidence of criminal wrongdoing to law enforcement, (B) disclosing or discussing concerns regarding regulatory or legal compliance with any governmental agency or entity to the extent that such disclosures or discussions are protected under any whistleblower protection provisions of Federal or state laws or regulations or (C) divulging the Company’s Confidential Information by order of court or agency of competent jurisdiction. However, Participant shall promptly inform the Company of any such situations and shall take such reasonable steps to prevent disclosure of the Company’s Confidential Information until the Company has been informed of such requested disclosure and the Company has had an opportunity to respond to the court or agency.
(d)Return of Company Property. Participant agrees that, in the event that Participant’s service to the Company is terminated for any reason, Participant shall immediately return all of the Company’s property, including without limitation, (i) tools, pagers, computers, printers, key cards, documents or other tangible property of the Company, and (ii) the Company’s Confidential Information in any media, including paper or electronic form, and Participant shall not retain in Participant’s possession any copies of such information.

(e)Ownership of Software and Inventions. All discoveries, designs, improvements, ideas, inventions, software, whether patentable or copyrightable or not, shall be works-made-for-hire and Company shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, with the rights to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment to Participant whatsoever. If, for any reason, any of such results and proceeds which relate to the business shall not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under the preceding sentence, then Participant hereby irrevocably assigns and agrees to quitclaim any and all of Participant’s right, title and interest thereto including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to the Company, and the Company shall have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to Participant whatsoever. Participant shall, from time to time, as may be reasonably requested by the Company, at the Company’s expense, do any and all things which the Company may deem useful or desirable to establish or document the Company’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent Participant has any rights in the results and proceeds of Participant’s services that cannot be assigned in the manner described above, Participant unconditionally and irrevocably waives the enforcement of such rights. Notwithstanding anything to the contrary set forth herein, works developed by the Participant (i) which are developed independently from the work developed for the Company regardless of whether such work was developed before or after the Participant performed services for the Company; or (ii) applications independently developed which are unrelated to the business and which Participant develops during non-business hours using non- business property shall not be deemed work for hire and shall not be the exclusive property of the Company.
(f)Non-Competition.
(i)During the time in which Participant performs services for the Company and for a period of twelve (12) months after the cessation of Participant’s service to the Company, regardless of the reason, Participant shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation, within the Restricted Area, own, manage, operate, or participate in the ownership, management, operation, or control of, or be employed by or provide services to, any entity which is in competition with the Company.
(ii)Notwithstanding anything to the contrary, nothing in this Paragraph (f) prohibits Participant from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no active participation in the business of such corporation.

(g)Acknowledgments. Participant acknowledges and agrees that the restrictions contained in this Agreement with respect to time, geographical area and scope of activity are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and that the Participant has had the opportunity to review the provisions of this Agreement with his legal counsel. In particular, the Participant agrees and acknowledges (i) that the Company is currently engaging in business and actively marketing its services and products throughout the United States, (ii) that Participant’s duties and responsibilities for the Company are co-extensive with the entire scope of the Company’s business, (iii) that the Company has spent significant time and effort developing and protecting the confidentiality of its methods of doing business, technology, customer lists, long term customer relationships and trade secrets, and (iv) that such methods, technology, customer lists, customer relationships and trade secrets have significant value.
(h)Enforcement. The Participant agrees that the restrictions contained in this Agreement are necessary for the protection of the business, the Confidential Information, customer relationships and goodwill of the Company and are considered by the Participant to be reasonable for that purpose and that the scope of restricted activities, the geographic scope and the duration of the restrictions set forth in this Agreement are considered by the Participant to be reasonable. The Participant further agrees that any breach of any of the restrictive covenants in this Agreement would cause the Company substantial, continuing and irrevocable harm for which money damages would be inadequate and therefore, in the event of any such breach or any threatened breach, in addition to such other remedies as may be available, the Company shall be entitled to specific performance and injunctive relief. This Agreement shall not in any way limit the remedies in law or equity otherwise available to the Company or its Affiliates. The Participant further agrees that to the extent any provision or portion of the restrictive covenants of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law. Without limitation to any other remedies available hereunder or at law in the event of any breach of any of the restrictive covenants in this Agreement by Participant, the Participant agrees that (i) any shares of Restricted Stock issued by the Company to the Participant pursuant to this Agreement shall be forfeited for no consideration and (ii) in the event that the Participant sold the shares of Restricted Stock issued to the Participant pursuant to this Agreement, then the Participant shall be required to pay to the Company in cash, within thirty (30) days of a request by the Company for such payment, the price at which the Participant sold the shares.
(i)Severability; Modification. It is expressly agreed by Participant that:
(i)Modification. If, at the time of enforcement of this Agreement, a court holds that the duration, geographical area or scope of activity restrictions stated herein are unreasonable under circumstances then existing or impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, Participant agrees that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law, in all cases giving effect to the intent of the parties that the restrictions contained herein be given effect to the broadest extent possible; and

(ii)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.
(j)Non-Disparagement. Participant understands and agrees that Participant will not disparage the Company, its officers, directors, administrators, representatives, employees, contractors, consultants or customers and will not engage in any communications or other conduct which might interfere with the relationship between the Company and its current, former, or prospective employees, contractors, consultants, customers, suppliers, regulatory entities, and/or any other persons or entities.
(k)Definitions.
(i)Confidential Information. “Confidential Information” as used in this Agreement shall include the Company’s trade secrets as defined under Illinois law, as well as any other information or material which is not generally known to the public, and which (A) is generated, collected by or utilized in the operations of the Company’s business and relates to the actual or anticipated business, research or development of the Company; or (B) is suggested by or results from any task assigned to Participant by the Company or work performed by Participant for or on behalf of the Company. Confidential Information shall not be considered generally known to the public if Participant or others improperly reveal such information to the public without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company. Examples of Confidential Information include, but are not limited to, all customer, client, supplier and vendor lists, budget information, contents of any database, contracts, product designs, technical know-how, engineering data, pricing and cost information, research and development work, software, business plans, proprietary data, projections, market research, perceptual studies, strategic plans, marketing information, financial information (including financial statements), sales information, training manuals, employee lists and compensation of employees, and all other competitively sensitive information with respect to the Company, whether or not it is in tangible form, and including without limitation any of the foregoing contained or described on paper or in computer software or other storage devices, as the same may exist from time to time.
(ii)Restricted Area. For purposes of this Agreement, the term “Restricted Area” shall mean the United States of America.
10.Miscellaneous.
(a)Compliance with Laws. The grant of RSUs and the issuance of shares of common stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of common stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

(b)Authority of Human Capital Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Human Capital Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Human Capital Committee with respect to this Agreement shall be made in the Human Capital Committee’s discretion and shall be final and binding on the Participant.
(c)No Right to Continued Service. The Participant acknowledges and agrees that this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(d)Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
(e)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
(f)Exclusive Jurisdiction/Venue. All disputes that arise from or relate to this Agreement shall be decided exclusively by binding arbitration in Cook County, Illinois under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrator’s award shall be final, and may be filed with and enforced as a final judgment by any court of competent jurisdiction. Notwithstanding the foregoing, any disputes related to the enforcement of the restrictive covenants contained in Section 9 of this Agreement shall be subject to and determined under Delaware law and adjudicated in Illinois courts.
(g)Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
(h)Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
(i)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
(j)Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(k)Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.
(l)Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Human Capital Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
(m)Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
R1 RCM INC.
By:
Name:
Title:
I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.
PARTICIPANT ACCEPTANCE

###PARTICIPANT_NAME###
[Name of Participant]